                                                                     Exhibit 3.1

                                                                  As of 11/10/98
                                AMENDED BY-LAWS
                                       OF
                                IFX CORPORATION

                                   ARTICLE I
                                   ---------
                                    OFFICES
                                    -------

     SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at 1013 Centre Road, City of Wilmington, in the County of New Castle in the State of Delaware.

     SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II
                                   ----------
                            MEETING OF STOCKHOLDERS
                            -----------------------

     SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the main business office of the corporation in Delaware on the last Friday of October of each year.

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

     SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

     SECTION 3. VOTING. Each stockholder shall be entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws, in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; an other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

     SECTION 4. PROXIES. A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

     A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

     SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days and not less than ten days, or in the case of a merger or consolidation, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business day on the day next preceding the day on which notice is given and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

     SECTION 6. QUORUM. In all matters, except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof

     SECTION 7. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by Board of Directors.

     SECTION 8. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with the postage thereon prepaid.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

     SECTION 9. ACTION WITHOUT MEETING. Any action that is ordinarily taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or regular mail, return receipt requested.

                                  ARTICLE III
                                  -----------
                                   DIRECTORS
                                   ---------

     SECTION 1. NUMBER. The minimum number of directors which shall constitute the entire Board of Directors shall be one. The number of directors to constitute the Board of Directors shall be fixed from time to time by resolution of the Board of Directors. The directors shall be elected at the annual or special meeting of the stockholders (except as otherwise provided in Section 8 of this Article III), and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Directors need not be stockholders.

     SECTION 2. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the board of directors and publicized among all directors. A notice of such regular meeting shall not be required.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or any two directors and shall be held at such place, on such date and at such time as they or he shall fix Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived, by mailing written notice not less than two days before the meeting or, by telegraphing the same not less than 18 hours before the meeting, to each director at his business address. If mailed, such notice shall be deemed to be delivered, when deposited in the United States mail so addressed, with postage thereon prepaid. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in any written waiver of notice.

     SECTION 4. QUORUM. At any meeting of the Board of Directors, one-half of the numbers of directors then in office, but not less than two, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time without further notice or waiver thereof.

     SECTION 5. PARTICIPATION AND MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in a meeting to hear each other. Such participation shall constitute presence in person at such meeting for all purposes.

     SECTION 6. CONDUCT OF BUSINESS. The act of a majority of the directors present at a meeting of which a quorum is present shall be the act of the Board of Directors, except as otherwise provided herein or provided by law.

     SECTION 7. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 8. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     SECTION 9. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for this purpose, or by written consent as provided by law. Any director or directors may be removed for cause by the majority vote of the other directors.

     SECTION 10. INCREASE OF NUMBER. The number of directors may be increased or decreased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified.

     SECTION 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as member of committees, but by resolution of the Board of Directors, fixed fees and expenses of attendance may be allowed for attendance at each meeting. By resolution of the Board of Directors, directors may also be granted coverage under the Corporation's health insurance, life insurance or other benefit plans. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

     SECTION 13. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 14. RELIANCE ON CORPORATE RECORDS. A member of the board of directors, or a member of any committee designated by the board of directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------

     SECTION 1. OFFICERS. The officers of the corporation shall consist of the President, Secretary and such other officers as determined by the Board of Directors. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than one office may be held by the same person.

     SECTION 2. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V
                                   ---------
                                     STOCK
                                     -----

     SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of the corporation, certifying the number of shares owned by him in the corporation. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

     SECTION 2. LOST CERTIFICATES. New certificates of stock may be issued in the place of any certificate issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

     SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4. RETIREMENT OF STOCK. The corporation, by resolution of its board of directors, may retire any shares of its capital stock that are issued but are not outstanding.

     Whenever any shares of the capital stock of this corporation are retired, they shall resume the status of authorized and unissued shares of the class or series to which they belong unless the certificate of incorporation otherwise provides.

     SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare and pay dividends upon the shares of its capital stock.

                                  ARTICLE VI
                                  ----------
                                  FISCAL YEAR
                                  -----------

     SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

                                  ARTICLE VII
                                  -----------
                                    NOTICES
                                    -------

     SECTION 1. NOTICES. Whenever notice is required to be given to any stockholder, director, officer or agent, such requirement shall not be construed to mean personal notice. Such notice may in any instance be effectively given by depositing a writing in a post office or letter box in a pre-paid, sealed wrapper, or by dispatching a pre-paid telegram, addressed to such stockholder, director, officer or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

     SECTION 2. WAIVERS. A written waiver of any notice, signed by a stockholder, director, officer or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer or agent. Neither the business nor the purpose of any meeting need to be specified in such a waiver.

                                  ARTICLE VIII
                                  ------------
                                   AMENDMENTS
                                   ----------

     SECTION 1. These By-Laws may be amended and/or repealed and new or additional By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.

     SECTION 2. A resolution authorizing a proposed amendment to the certificate of incorporation may provide that at any time prior to the filing of the amendment with the Secretary of State, notwithstanding authorization of the proposed amendment by the stockholders of the corporation or by the members of a nonstock corporation, the board of directors or governing body may abandon such proposed amendment without further action by the stockholders or members.

                                   ARTICLE IX
                                   ----------
                          INDEMNIFICATION OF OFFICERS
                        DIRECTORS, EMPLOYEES AND AGENTS
                        -------------------------------

     SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (a) any breach of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) acts under Section 174 of the Delaware General Corporation Law; or
(d) any transaction from which the director derived an improper personal benefit.

     SECTION 4. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount unless it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article Ninth. Such expenses (including attorneys' fees) incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     SECTION 5. Any indemnification under Section (1) and (2) above (unless ordered by a Court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (1) and (2). Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     SECTION 6. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

     SECTION 8. For the purposes of this Article IX, reference to "the corporation" shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation in the same capacity.